Exhibit 10.2

SPONSOR LETTER AGREEMENT

This SPONSOR LETTER AGREEMENT (this “Agreement”) is dated as of July 31, 2022, by and among W3BCLOUD Holdings Inc., a Delaware corporation (the “Company”), Social Leverage Acquisition Corp I, a Delaware corporation (the “Parent” or “PubCo”), Social Leverage Acquisition Sponsor I LLC, a Delaware limited liability company (the “Sponsor”), and the other undersigned persons (each such other undersigned person, an “Insider” and, collectively, the “Insiders”). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Transaction Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of (i) 8,625,000 shares of Class B common stock of the Parent (the “Sponsor Shares”), with such Sponsor Shares convertible into shares of the Parent’s Class A common stock, par value $0.0001 per share (the “Common Stock”), on the terms and conditions provided in the Parent’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) and (ii) 6,000,000 private placement warrants of the Parent (the “Private Placement Warrants”), each exercisable for one share of Common Stock to purchase an aggregate of 6,000,000 shares of Common Stock.

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Parent, SLAC Merger Sub, Inc., a Delaware corporation (“Merger Sub”), (iii) the Company have entered into a Business Combination Agreement (as amended or modified from time to time, the “Transaction Agreement”), dated as of the date hereof, whereby the parties thereto intend to effect a business combination where Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of the Parent, on the terms and subject to the conditions set forth therein (collectively, the “Transactions” and the closing of the Transactions, the “Closing”), and as a result of which each share of (A) Company Class A Common Stock (as defined in the Transaction Agreement) issued and outstanding immediately prior to the effective time of the Transaction Agreement, and all rights in respect thereof, shall be canceled and automatically converted into and become the right to receive the Company Class A Per Share Consideration (as defined in the Transaction Agreement) and (B) Company Class B Common Stock (as defined in the Transaction Agreement) issued and outstanding immediately prior to the effective time of the Transaction Agreement, and all rights in respect thereof, shall be canceled and automatically converted into and become the right to receive the Company Class B Per Share Consideration (as defined in the Transaction Agreement) ((A) and (B), collectively, the “Merger Consideration”) by virtue of the Merger and without any action on the part of the parties to the Transaction Agreement or any of their respective stockholders, all upon the terms and subject to the conditions set forth in the Transaction Agreement; and

WHEREAS, as an inducement to the Parent, Merger Sub and the Company to enter into the Transaction Agreement and to consummate the Transactions, the Sponsor is entering into this Agreement to provide for the transfer of certain of the Sponsor Shares and the imposition of certain restrictions on transfer with respect to other of the Sponsor Shares.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

SHARE RESTRUCTURING; TRANSFER RESTRICTIONS; WARRANT EXCHANGE

1.1 Share Restructuring. Effective as of and conditioned upon the Closing, of the 8,625,000 Sponsor Shares,

(i) 4,312,500 Sponsor Shares shall not be subject to transfer or the additional transfer restrictions and vesting schedule provided for in this Agreement (the “Initial Sponsor Shares”); provided that the Initial Sponsor Shares shall remain subject to the restrictions set forth in that certain letter agreement, dated as of February 11, 2021, among the Parent, the Sponsor and the Insiders (the “Insider Agreement”).

(ii) up to 2,587,500 Sponsor Shares shall be transferred to non-redeeming stockholders of the Parent and certain investors in a potential PIPE financing in connection with the consummation of the Transactions (the “Incentive Shares”). The allocation of the Incentive Shares shall be made in the discretion of the Sponsor, but subject to prior approval of the Company (such approval not to be unreasonably withheld), in order to incentivize participation in the PIPE financing and/or reduce the number of shares of Common Stock that are redeemed by public stockholders in connection with the Closing; notwithstanding anything to the contrary herein, any Incentive Shares that go unallocated by the Sponsor or the applicable Insider (the “Non-Allocated Sponsor Shares”) shall be surrendered by the Sponsor or the applicable Insider to PubCo, without any consideration for such transfer.

(iii) 1,725,000 Sponsor Shares shall be subject to the transfer restrictions and vesting schedule as set forth in Section 1.2 and are referred to herein as the “Restricted Sponsor Shares.”

1.2 Transfer Restriction.

(a) Transfer Restrictions of the Restricted Shares. The Insider Agreement provides, among other things, that certain of the Sponsor Shares shall only be transferable upon the happening of certain events. Notwithstanding, and in precedence to, the Insider Agreement, effective as of and conditioned upon the Closing, the Restricted Sponsor Shares (assuming no stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event occurs between the date hereof and the Closing) shall no longer be subject to the restrictions on transfer set forth in the Insider Agreement, but shall instead be subject to the provisions set forth in Section 1.2(b). Notwithstanding this Section 1.2, Restricted Sponsor Shares may be transferred to any permitted transferee (pursuant to Section 7 (c) of the Insider Agreement) and shall continue to be Restricted Sponsor Shares following such transfer. For the avoidance of doubt, the shares of Common Stock held by the Sponsor from time to time that are not Restricted Sponsor Shares, including the Initial Sponsor Shares and any Non-Allocated Sponsor Shares, shall not be subject to the provisions of this Section 1.2.

(b) Timing and Lapse of Transfer Restrictions.

(i) From the Closing and through the date that is five (5) years after the Closing Date (the period from the Closing of the Merger through such date, the “Vesting Period”), unless and until the volume weighted average price (“VWAP”) of the Common Stock equals or exceeds $12.50 for any twenty (20) trading days out of a period of thirty (30) consecutive trading days, 50% of the Restricted Sponsor Shares shall not be transferable or salable except pursuant to and in compliance with Section 7(c) of the Insider Agreement.

(ii) From the Closing and through the Vesting Period, and unless and until the VWAP of the Common Stock equals or exceeds $15.00 for any twenty (20) trading days out of a period of thirty (30) consecutive trading days, 50% of the Restricted Sponsor Shares shall not be transferable or salable except pursuant to and in compliance with Section 7(c) of the Insider Agreement.

(iii) For the avoidance of doubt, the Sponsor (or any permitted transferee) shall be entitled to vote its Restricted Sponsor Shares and receive dividends and other distributions with respect to such Restricted Sponsor Shares during any period of time that such shares are subject to restriction on transfer or sale hereunder.

(iv) In the event that the Sponsor transfers Restricted Sponsor Shares in accordance with the terms of this Section 1.2(b), the recipient shall deliver a customary joinder agreement in form and substance reasonably acceptable to the PubCo, and become bound by the transfer restrictions and sale obligations set forth herein, including Section 1.3.

(c) Forfeiture of Unvested Restricted Sponsor Shares. Restricted Sponsor Shares that remain unvested on the first Business Day after the Vesting Period shall be surrendered by the Sponsor or the applicable Insider to PubCo, without any consideration for such transfer.

(d) Termination of Restrictions upon a Liquidation Event. If a Liquidation Event occurs following the Closing, any restrictions on transfer on the Restricted Sponsor Shares then remaining (under this Agreement or the Insider Agreement) shall terminate as of immediately prior to the occurrence of such Liquidation Event. If the Liquidation Event does not result in trading price or consideration payable with respect to a share of PubCo common stock exceeding any of the targets for Restricted Sponsor Shares as set forth in Section 1.2(b), the holders of the Restricted Sponsor Shares shall surrender such shares relating to such targets for Restricted Sponsor Shares as set forth in Section 1.2(b) that have not been exceeded to PubCo. As used herein, “Liquidation Event” means a liquidation, merger, capital stock exchange, reorganization, sale of substantially all assets or other similar transaction involving the PubCo upon the consummation of which holders of Common Stock would be entitled to exchange their shares of Common Stock for cash, securities or other property or that results in a change of the majority of the board of directors or management team of the PubCo or the general partner of the PubCo.

(e) Equitable Adjustment. If, between the Closing and a Liquidation Event, the outstanding shares of Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar transaction affecting the outstanding shares of Common Stock, then any number, value (including dollar value) or amount contained herein which is based upon the number of shares of Common Stock will be equitably adjusted for such dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar transaction. Any adjustment under this Section 1.2(e) shall become effective at the date and time that such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar transaction became effective. For the avoidance of doubt, no change of units or shares pursuant to the transactions contemplated by the Transaction Agreement shall constitute a stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or similar transaction requiring an equitable adjustment.

1.3 Warrant Exchange Notwithstanding anything to the contrary in the Warrant Agreement (the “Warrant Agreement”), by and between Parent and Continental Stock Transfer & Trust Company, a New York Corporation, as warrant agent, dated February 11, 2021, the Sponsor hereby agrees that, at, effective as of and conditioned on the Closing, 2,000,000 of the Private Placement Warrants will be exchanged for 2,000,000 new private placement warrants with substantially the same terms as the Private Placement Warrants, except that such new private placements warrants will be subject to redemption (as set forth in the new warrant agreement, a form of which is attached to the BCA as Exhibit G.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Sponsor. The Sponsor represents and warrants as of the date hereof to the Parent as follows:

(a) Organization; Due Authorization. The Sponsor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of the Sponsor. This Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) Ownership. Sponsor is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, all of the Sponsor Shares and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Sponsor Shares (other than transfer restrictions under the Securities Act)) affecting any such Sponsor Shares, other than any Permitted Liens or pursuant to (i) this Agreement, (ii) the Certificate of Incorporation, (iii) the Transaction Agreement, (iv) the Insider Agreement, and agreements to transfer certain of the Sponsor Shares upon consummation of the Transactions that are permitted under the Insider Agreement, or (v) any applicable securities laws. Other than the Warrants, the Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of PubCo or any equity securities convertible into, or which can be exchanged for, equity securities of PubCo.

(c) No Conflicts. The execution and delivery of this Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any person (including under any contract binding upon the Sponsor or the Sponsor’s Sponsor Shares), in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement. The Sponsor has full right and power to enter into this Agreement.

(d) Litigation. There are no Legal Proceedings pending against the Sponsor, or to the knowledge of the Sponsor threatened against the Sponsor, before (or, in the case of threatened legal proceedings, that would be before) any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement. The Sponsor has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. The Sponsor (i) is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction, (ii) has never been convicted of, or pleaded guilty to, any crime involving fraud, relating to any financial transaction or handling of funds of another person, or pertaining to any dealings in any securities and (iii) is not currently a defendant in any such criminal proceeding.

(e) Acknowledgment. The Sponsor understands and acknowledges that each of the Parent, Merger Sub and Company is entering into the Transaction Agreement in reliance upon the Sponsor’s execution and delivery of this Agreement. The Sponsor has had the opportunity to read the Transaction Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors.

2.2 Representations and Warranties of the Insiders. Each Insider hereby represents (severally but not jointly) as of the date hereof to the Parent as follows:

(a) Due Authorization. This Agreement has been duly executed and delivered by each Insider and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of each Insider, enforceable against each Insider in accordance with the terms hereof (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) No Conflicts. The execution and delivery of this Agreement by the Insiders does not, and the performance by each Insider of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any person (including under any contract binding upon any Insider, in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Insider of its obligations under this Agreement. Each Insider has full right and power to enter into this Agreement.

(c) Litigation. There are no Legal Proceedings pending against any Insider, or to the knowledge of the Insiders threatened against any Insider, before (or, in the case of threatened legal proceedings, that would be before) any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by any Insider of its obligations under this Agreement. No Insider has ever been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. None of the Insiders (i) is subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction, (ii) has ever been convicted of, or pleaded guilty to, any crime involving fraud, relating to any financial transaction or handling of funds of another person, or pertaining to any dealings in any securities and (iii) is currently a defendant in any such criminal proceeding.

(d) Acknowledgment. Each of the Insiders understands and acknowledges that each of the Parent, Merger Sub and Company is entering into the Transaction Agreement in reliance upon the Insiders’ execution and delivery of this Agreement. Each Insider has had the opportunity to read the Transaction Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors.

ARTICLE III

OTHER COVENANTS

3.1 Obligations of the Sponsor and each Insider. The Sponsor and each Insider agrees with the Parent and the Company that if the Parent seeks Parent Stockholder Approval of the Merger, then in connection with such Merger, it, he or she shall: (a) cause to be counted as present for purposes of establishing quorum, all shares of Common Stock owned (beneficially or of records) by Sponsor or any Insider as of the date hereof, together with any additional shares of Common Stock or Sponsor Shares (or any securities convertible into or exercisable or exchangeable for Common Stock or Sponsor Shares) in which such Sponsor or Insider acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exchange, exercise or conversion of any such securities (such shares collectively, the “Covered Shares”), at any meeting of any of the securityholders of the Parent at which the Sponsor or any Insider is entitled to vote, or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the transactions contemplated by the Transaction Agreement is sought, or in any action by written consent of the securityholders of the Parent; (b) promptly vote or cause to be voted (in person, by proxy, by action by written consent, as applicable, or as otherwise may be required under the organizational documents of the Parent) all of the Covered Shares, (i) in favor of the approval, consent, ratification and adoption of the Parent Proposals and the transactions contemplated by the Transaction Agreement, (ii) against any arrangement, merger, amalgamation, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Parent (other than the Parent Proposals and the transactions contemplated by the Transaction Agreement), (iii) against any change in the business, management or board of directors of the Parent other than as required to effect the transactions contemplated by the Transaction Agreement and (iv) against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Transaction Agreement or the transactions contemplated by the Transaction Agreement, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Parent under the Transaction or (C) result in any of the conditions set forth in Article IX of the Transaction Agreement not being fulfilled; (c) not exercise any dissent or similar rights in respect of the transactions contemplated by the Transaction Agreement or take any action which would reasonably be regarded as likely to reduce the success of, or materially delay or interfere with the completion of, the transactions contemplated by the Transaction Agreement; (d) in any other circumstances upon which a consent, waiver or other approval may be required under any agreements between the Parent and its equityholders, to vote, consent, waive or approve (or cause to be voted, consented, waived or approved) all of the Sponsor’s and each Insider’s Covered Shares held at such time to implement the transactions contemplated by the Transaction Agreement; (e) execute and deliver all related documentation and take such other actions in support of the transactions contemplated by the Transaction Agreement as shall reasonably be requested by the Company in order to consummate such transactions; and (f) not redeem any of its Covered Shares in connection with such stockholder approval or proposed Business Combination. The Sponsor and each Insider further consents to the details of this Agreement being set out in any press release and in any document to be filed with the U.S. Securities and Exchange Commission.

3.2 Registration Rights Agreement. Each party hereto that is also a party to that certain Registration Rights Agreement, dated as of February 11, 2021, by and among the Parent, the Sponsor and the other parties signatory thereto (the “Existing Registration Rights Agreement”), hereby agrees to amend and restate the Existing Registration Rights Agreement, effective as of the Closing. At or prior to the Closing, the Sponsor and each Insider contemplated to become a party to the Registration Rights Agreement shall deliver to the Parent such agreement, duly executed by such Person, in the form attached to the Transaction Agreement.

3.3 Waiver of Conversion Ratio Adjustment. (a) Section 4.3(b)(i) of the Certificate of Incorporation provides that each Sponsor Share shall automatically convert into one share of Common Stock (the “Initial Conversion Ratio”) (i) at any time and from time to time at the option of the holder of such Sponsor Shares and (ii) automatically at the time of the Closing of the Merger, and (b) Section 4.3(b)(ii) of the Certificate of Incorporation provides that the Initial Conversion Ratio shall be adjusted (the “Adjustment”) in the event that additional shares of Common Stock are issued or deemed issued in excess of the amounts issued in the Parent’s initial public offering of securities. As of and conditioned upon the Closing, the Sponsor and each Insider hereby irrevocably relinquishes and waives any and all rights the Sponsor and each Insider has or will have under Section 4.3(b)(ii) of the Certificate of Incorporation to receive shares of Common Stock in excess of the number issuable at the Initial Conversion Ratio upon conversion of the existing Sponsor Shares held by him, her or it, as applicable, in connection with the Closing as a result of any Adjustment. To the extent the Sponsor or any Insider receives any shares of Common Stock as a result of any Adjustment in connection with the Closing, it, he or she shall promptly surrender such shares for cancelation, and no consideration shall be payable in connection therewith.

ARTICLE IV

MISCELLANEOUS

4.1 Termination. This Agreement and all of its provisions shall automatically terminate and be of no further force or effect upon the termination of the Transaction Agreement in accordance with its terms. If the Closing takes place, this Agreement and all of its surviving provisions shall terminate and be of no further force or effect once all of the Restricted Shares are no longer subject to the terms and conditions of Section 1.2 hereof. This ARTICLE IV shall survive the termination of this Agreement.

4.2 Governing Law. This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this Agreement will be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the District of Delaware or, if such court does not have jurisdiction, the Delaware state courts located in Wilmington, Delaware, in any action arising out of or relating to this Agreement. The parties irrevocably agree that all such claims shall be heard and determined in such a Delaware federal or state court, and that such jurisdiction of such courts with respect thereto will be exclusive. Each party hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding arising out of or relating to this Agreement that it is not subject to such jurisdiction, or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 4.8 or in such other manner as may be permitted by Law, will be valid and sufficient service thereof.

4.3 Waiver of Jury Trial. To the extent not prohibited by applicable law that cannot be waived, each of the parties hereto irrevocably waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto or thereto, in each case, whether now existing or hereafter arising, and whether in contract, tort, statute, equity or otherwise. Each party hereby further agrees and consents that any such litigation shall be decided by court trial without a jury and that the parties to this Agreement may file a copy of this Agreement with any court as written evidence of the consent of the parties to the waiver of their right to trial by jury.

4.4 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

4.5 Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that monetary damages may not be an adequate remedy for such breach and the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware. The Sponsor and each Insider agree that all of the obligations of the Sponsor and the Insiders are for the benefit of and enforceable solely by, the Parent and the Company.

4.6 Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

4.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

4.8 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) if personally delivered, on the date of delivery; (b) if delivered by express courier service of national standing for next day delivery (with charges prepaid), on the Business Day following the date of delivery to such courier service; (c) if delivered by telecopy (with confirmation of delivery), on the date of transmission if on a Business Day before 5:00 p.m. local time of the recipient party (otherwise on the next succeeding Business Day); (d) if delivered by electronic mail, on the date of transmission if on a Business Day before 5:00 p.m. local time of the business address of the recipient party (otherwise on the next succeeding Business Day); and (e) if deposited in the United States mail, first-class postage prepaid, on the date of delivery, in each case to the appropriate addresses or electronic mail addresses set forth below (or to such other addresses or electronic mail addresses as a party may designate by notice to the other parties in accordance with this Section 4.8):

If to Company:

W3BCLOUD Holdings Inc.

1201 North Market Street, Suite 111

Wilmington, DE 19801

Attention: Legal Department

Email: legal@w3bcloud.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention: Joseph A. Coco;
Blair T. Thetford

Email:	joseph.coco@skadden.com;
blair.thetford@skadden.com

If to Sponsor:

Social Leverage Acquisition Corp. I

8390 E.Via De Ventura, Suite F110-207

Scottsdale, Arizona 85258

Attention: Howard Lindzon

Telephone: 302-492-7522

With a copy to:

Ropes & Gray LLP

1211 6th Ave

New York, NY 10036

Attention: Carl Marcellino

Telephone: 1-212-841-0623

Email: carl.marcellino@ropesgray.com

If to the Parent:

Social Leverage Acquisition Corp. I

8390 E.Via De Ventura, Suite F110-207

Scottsdale, Arizona 85258

Attention: Howard Lindzon

Telephone: 302-492-7522

With a copy to:

Ropes & Gray LLP

1211 6th Ave

New York, NY 10036

Attention: Carl Marcellino

Telephone: 1-212-841-0623

Email: carl.marcellino@ropesgray.com

4.9 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by facsimile or electronic transmission), each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.10 Entire Agreement. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Insider Agreement, this Agreement shall control with respect to the subject matter thereof. This Agreement and the Transaction Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have each caused this Sponsor Letter Agreement to be duly executed as of the date first written above.

PARENT:

Social Leverage Acquisition Corp. I
a Delaware corporation

By:	/s/ Paul Grinberg
	Name:	Paul Grinberg
	Title:	Executive Chairman

COMPANY:

W3BCLOUD Holdings Inc.
a Delaware corporation

By:	/s/ Sami Issa
	Name:	Sami Issa
	Title:	Chief Executive Officer

SPONSOR:

Social Leverage Acquisition Sponsor I LLC
a Delaware limited liability company

By:	/s/ Paul Grinberg
	Name:	Paul Grinberg
	Title:	Manager

/s/ Howard Lindzon
Howard Lindzon

/s/ Douglas Horlick
Douglas Horlick

/s/ Paul Grinberg
Paul Grinberg

/s/ Michael Lazerow
Michael Lazerow

/s/ Michael Marquez
Michael Marquez

/s/ Ross Mason
Ross Mason

/s/ Brian Norgard
Brian Norgard

/s/ Katherine Rosa
Katherine Rosa

[Signature Page to Sponsor Letter Agreement]